SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      July 20, 1999
(Date of earliest event reported)  (July 20, 1999)

CTC COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)
          Massachusetts                0-13627         04-2731202
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)    Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
 (Registrant's telephone number including area code)

 (Former name or former address if changed since last report)


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Item 5.  Other Events

On July 20, 1999, the Registrant issued the following press release:

"CTC Communications Completes Public Offering of 3.5 Million Shares

WALTHAM, Mass.--July 20, 1999--CTC Communications Corp. (NASDAQ NNM:CPTL) announced today that it has completed a public offering of 3,500,000 shares of common stock at $17.25 per share. CTC sold 3,200,000 shares and selling stockholders sold 300,000 shares.

Lehman Brothers and Credit Suisse First Boston led the underwriting group for the public offering. The underwriters have an over-allotment option to purchase an additional 525,000 shares of Common Stock from the company.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This press Release shall not constitute an offer to sell nor a solicitation of an offer to buy these securities.

A copy of the final prospectus related to this offering may be obtained from Lehman Brothers, care of Automatic Data Processing, by calling 516-254-7106 or faxing to 516-249-7942.

    About CTC Communications

CTC is a rapidly growing provider of integrated communications solutions to medium and larger size business customers in the Northeast U.S. It provides an extensive array of voice and data services including local, long distance, frame relay, Internet access and other advanced data services. The Company markets its services through its 263 member sales and service representatives located in 25 branch offices throughout Maine, New Hampshire, Vermont, Massachusetts, Rhode Island, Connecticut, New York and Maryland. Company headquarters are in Waltham, Massachusetts and CTC can be found on the worldwide web at www.ctcnet.com.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Form 10-K. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

CONTACT: CTC Communications Corp.
John D. Pittenger, (781) 466-1302"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CTC COMMUNICATIONS CORP.
                                         (Registrant)
                                  By: /s/ John D. Pittenger
                                         John D. Pittenger,
                                   Executive Vice President,
                                   Finance and Administration
July 20, 1999